Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-179590

Prospectus Supplement No. 11

(to Prospectus dated March 26, 2012)

MEI PHARMA, INC.

2,915,152 Shares of Common Stock at $1.19 Per Share

Upon Exercise of Outstanding Warrants

This prospectus amends and supplements the prospectus dated March 26, 2012 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-179590). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 5, 2012 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement.

The prospectus and this prospectus supplement relate to (i) our distribution, at no charge, to holders of our common stock, $0.00000002 par value per share (our “Common Stock”), as of 5:00 p.m., Eastern time, March 30, 2012 (the “Record Date”), of subscription rights (the “Rights”), to purchase up to 17,129,361 Units for an aggregate purchase price of up to $7.6 million (the “Rights Offering”) and (ii) the issuance of shares of Common Stock upon exercise of the Warrants (as defined below). The subscription period for the Rights Offering expired on May 11, 2012. Each Unit consisted of 0.50 shares of Common Stock and a warrant (“Warrant”) representing the right to purchase 0.25 shares of Common Stock at an exercise price of $1.19 per share. The exercise of one Right entitled holders to purchase one Unit at a subscription price of $0.445 per Unit, which represents the subscription price of $0.89 per whole share of Common Stock for two Units. In the Rights Offering, eligible participants exercised Rights to purchase 11,660,606 Units; accordingly, the Company issued 5,830,202 shares of Common Stock and Warrants to purchase an additional 2,915,152 shares of Common Stock. Gross proceeds of $5.2 million were received in connection with the Rights Offering.

Our common stock is traded on the Nasdaq Capital Market under the symbol “MEIP”. The Warrants will not trade on the Nasdaq Capital Market or any other securities exchange or trading market. On November 2, 2012, the closing price for a share of our Common Stock on the Nasdaq Capital Market was $0.39 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 16 of the Prospectus to read about factors you should consider before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 11 is November 5, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2012

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 4, 2012, MEI Pharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company and Vivo Ventures Fund VII, L.P. and Vivo Ventures VII Affiliates Fund, L.P. (collectively, “Vivo”), New Leaf Ventures II, L.P. (“New Leaf”) and certain other accredited investors identified in Exhibit A thereto (collectively with Vivo and New Leaf, the “Purchasers”), pursuant to which the Company agreed, subject to stockholder approval, to issue an aggregate of 55,000,000 units (“Units”) to the Purchasers for an aggregate purchase price of $27,500,000 in a private placement (the “Transaction”) in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each Unit consists of one share of common stock, par value $0.00000002 per share (“Common Stock”), of the Company and warrants to acquire 0.70 shares of Common Stock at an exercise price of $0.52 per share (“Warrants”). The Units will consist of an aggregate of 55,000,000 shares of Common Stock (the “Shares”) and Warrants exercisable for an aggregate of 38,500,000 shares of Common Stock (the “Warrant Shares”). The Form of Warrant is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

The Company intends to use the proceeds of the Transaction to fund a Phase II clinical study of Pracinostat in Myelodysplastic Syndrome and for general corporate purposes and working capital.

The Board of Directors of the Company approved the Purchase Agreement and transactions contemplated thereby on November 4, 2012, and the Company’s majority stockholder, Novogen Limited (“Novogen”), provided its written consent with respect thereto on November 5, 2012. Novogen’s approval by written consent, as majority stockholder, will not be effective until 20 days after the Company mails an information statement to its other stockholders in accordance with Schedule 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company will prepare an information statement to be filed with the Securities and Exchange Commission (the “SEC”) that will provide additional important information concerning the Transaction and mail it to stockholders when completed. The Company’s stockholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the information statement and other relevant documents (when available) by directing a request by mail or telephone to MEI Pharma, Inc., 11975 El Camino Real, Suite 101, San Diego, California 92130, Attn: Investor Relations, telephone: (858) 792-6300, or from the Company’s website, www.meipharma.com.

The Purchase Agreement provides that, if the Company proposes to offer equity or equity equivalent securities to any person prior to December 31, 2013 (a “Subsequent Financing”), each Purchaser then holding at least 3,000,000 shares of Common Stock (or 300,000 shares, after giving effect to the 1-for-10 reverse stock split that the Company intends to effect prior to the Closing) will have the right to purchase (the “Right of First Refusal”) its pro rata portion of such equity securities, based on its equity ownership of the Company; provided, however, that the amount of equity securities which any Purchaser will have the right to purchase shall be such amount as may be available after the Company has fulfilled its obligation under the Amended and Restated Securities Purchase Agreement, dated as of May 16, 2011, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the “2011 PIPE Investors”), to permit such investors to purchase up to 35% of certain offerings of equity securities (such obligation, the “2011 PIPE Participation Right”). If the Subsequent Financing is a public offering in which the Purchasers are unable to participate as a matter of law, then the Company will make a concurrent private offering of securities to the Purchasers on the same terms and conditions as the securities that the Purchasers would otherwise have been entitled to purchase in the Subsequent Financing and shall provide registration rights substantially identical to those provided in the Registration Rights Agreement (as defined below). The Right of First Refusal shall not apply to (i) shares of Common Stock issued upon exercise of any warrants or conversion of the Company’s outstanding Series A Convertible Preferred Stock, (ii) the shares of Common Stock that may become issuable to S*Bio Pte Ltd. upon the achievement of certain clinical and regulatory achievements by the Company pursuant to the terms of the Asset Purchase Agreement, dated as of August 7, 2012, between the Company and S*Bio Pte Ltd., (iii) shares of Common Stock issued pursuant to equity awards under the Company’s equity incentive plans approved by the Board of Directors, (iv) securities issued in connection with certain commercial transactions approved by the Board of Directors, (v) securities issued pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors or (vi) securities issued in connection with any stock split, stock dividend or recapitalization of the Company.

The Purchase Agreement prohibits the Company from directly or indirectly soliciting or providing any information to or entering into any agreement with any corporation, other entity, or person other than one or more of the Purchasers, or any of their respective affiliates, concerning any acquisition of any of the securities of, or all or substantially all of assets of, the Company or any merger of the Company or any subsidiary of the Company or any sale of any material assets or any sale of any shares of the Company or any of its affiliates, other than pursuant to outstanding compensatory stock options, warrants, convertible preferred stock or other contractual commitments, including the 2011 PIPE Participation Right, previously made and approved by the Company’s Board of Directors for a period from November 4, 2012 until the earlier of the Closing (as defined below) or the termination of the Purchase Agreement (the “No-Shop Period”). If, during the No-Shop Period, the Company, any of its subsidiaries, or any officer, director, employee, representative or other agent of the Company or any of its subsidiaries, receives any inquiry or offer with respect to such a transaction, then the Company is required to advise the Purchasers of such inquiry or offer (including all terms thereof) and provide to the Purchasers copies of all written documents memorializing or relating to such inquiry or offer. The restrictions applicable during the No-Shop Period shall not apply to offers and sales of the Units to third parties as a result of the failure of one or more Purchasers to fulfill their obligations under the Purchase Agreement to purchase the Units.

The Company has agreed, pursuant to the terms of the Purchase Agreement, to use its best efforts to hold a meeting of stockholders, within three (3) months of the Closing, to consider, and the Company shall recommend the approval of, an Amended and Restated Certificate of Incorporation that, among other things, eliminates the Company’s classified Board of Directors, resulting in the annual election of directors, and alters certain existing provisions relating to corporate opportunities presented to stockholders of the Company. Upon the approval of such Amended and Restated Certificate of Incorporation, the Company will amend and restate the Amended and Restated By-laws of the Company to, among other things, modify the provisions relating to indemnification of directors and officers.

The Purchase Agreement also contains certain covenants in addition to the Right of First Refusal and No-Shop described above, including an obligation of the Company to pay up to $100,000 of transaction expenses incurred by Vivo and New Leaf and other customary covenants.

The purchase and sale of the Units under the Purchase Agreement (the “Closing”) is subject to certain conditions, including the entry by the Company into a separate governance agreement with each of Vivo and New Leaf, the form of which is attached hereto as Exhibit 10.2 (the “Governance Agreements”), and the entry by the Company and the Purchasers into a registration rights agreement, the form of which is attached hereto as Exhibit 10.3 (the “Registration Rights Agreement”), the effectiveness of the stockholder approval of the Transaction, the waiver by the 2011 PIPE Investors of their rights under the 2011 PIPE Participation Right with respect to the Transaction, the continued listing of the Common Stock on the NASDAQ Capital Market, the delivery of certain certificates and opinions and other customary conditions.

The Purchase Agreement may be terminated by the mutual written consent of the Company and each Purchaser, and by either the Company or any Purchaser (with respect to such Purchaser) if the Closing has not occurred by 5:00 p.m. New York City time on March 15, 2013 (other than by any party whose failure to comply with its obligations under the Purchase Agreement caused or resulted in the failure of such Closing to occur by such time). The Purchase Agreement may also be terminated by (1) the Purchasers, by action of the Required Holders (as defined below), or (2) the Company, in either case in the event of a default or material breach by the Company or the Required Holders, as applicable, of its or their representations and warranties, covenants or agreements set forth in the Purchase Agreement that is either incapable of being cured or, if capable of being cured, has not been cured, within 15 days following receipt by such party or parties of written notice of such default or material breach; provided, however, that such termination rights are subject to the requirement that the party desiring to terminate the Purchase Agreement is not in default or material breach of any representation, warranty, covenant or agreement. “Required Holders” means (1) prior to the Closing, the Purchasers entitled to purchase at least sixty percent (60%) of the Shares, and (2) after the Closing, the holders of at least sixty percent (60%) of the Registrable Securities (as defined below).

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

This description does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Units, Shares, Warrants and Warrant Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or applicable state securities laws.

Governance Agreements

Pursuant to the terms of the Purchase Agreement, concurrently with the Closing, the Company has agreed to enter into a separate Governance Agreement with each of Vivo and New Leaf. Under each Governance Agreement, the Company will agree, effective at the Closing, to increase the size of the Board of Directors from six members to seven members, consisting of the Chief Executive Officer of the Company, five continuing directors who each qualify as independent directors under Nasdaq listing rules and one member proposed by either Vivo or New Leaf for nomination by the Nominating Committee for election by the Board of Directors. In addition, the Company will agree that, from and after the Closing, for so long as Vivo or New Leaf, as applicable, beneficially owns at least 10% of the shares of Common Stock outstanding, such Purchaser will be entitled to propose a candidate for election to the Board of Directors for consideration by the Nominating Committee in connection with each annual meeting of the Company’s stockholders following the effectiveness of an Amended and Restated Certificate of Incorporation eliminating the Company’s classified Board of Directors and at such other times as such Purchaser may propose. The Company will use its best efforts to cause the Nominating Committee to nominate such candidates for election to the Board of Directors. Subject to compliance with applicable laws, rules and regulations, the Company will also agree to use its best efforts to cause the Board of Directors to elect one of the directors proposed by either Vivo or New Leaf to be Chairman of the Board and to cause the Board to appoint at least one of such directors to serve on each standing and special committee of the Board of Directors.

Each Governance Agreement will terminate with respect to the Company and the applicable Purchaser at the earliest of (i) such time as such Purchaser and its affiliates beneficially owns all of the shares of Common Stock then outstanding, (ii) such time as such Purchaser and its affiliates beneficially own less than 10% of the shares of Common Stock then outstanding, or (iii) the effectiveness of certain change of control transactions resulting in continuing stockholders of the Company holding less than 50% of the outstanding voting securities of the Company, its successor entity or a parent or subsidiary of its successor entity.

A copy of the Form of Governance Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Governance Agreements is qualified in its entirety by reference to the full text of the Form of Governance Agreement.

Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, the Company and the Purchasers have agreed to enter into the Registration Rights Agreement (the “Registration Rights Agreement”) concurrently with the Closing. Within 30 calendar days after the Closing, the Company will be required to file with the SEC a registration statement (the “Initial Registration Statement”) covering the resale by the Purchasers or their permitted transferees on a continuous basis pursuant to Rule 415 under the Securities Act (“Rule 415”) of the Shares, Warrant Shares and any capital stock issued or issuable with respect to the Shares or Warrant Shares as a result of a stock split, stock dividend, recapitalization, exchange or similar event or otherwise, but excluding any such shares sold by a person (x) in a transaction in which its registration rights are not assigned, (y) pursuant to a registration statement under the Securities Act, or (z) in a transaction in which such shares are sold pursuant to Rule 144 (or any similar provision then in force) promulgated under the Securities Act (such securities, the “Registrable Securities”). If the SEC takes the position that the sale of all or some of the Registrable Securities is not eligible to be made on a delayed or continuous basis under Rule 415, then the Company will be required, in consultation with the holders of Registrable Securities, to attempt to persuade the SEC to permit such sale under Rule 415 and, if unsuccessful in persuading the SEC to permit the sale of any of the Registrable Securities under Rule 415, to amend the Initial Registration Statement to remove any Registrable Securities not permitted to be sold thereunder (“Cut Back Shares”) and to file an additional registration statement (“Additional Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) covering the Cut Back Shares on the terms set forth in the Registration Rights Agreement. To the extent the staff of the SEC does not permit all of the unregistered Cut Back Shares to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Cut Back Shares until all the Registrable Securities have been registered with the SEC. The Company will agree to use commercially reasonable efforts to cause the Registration Statements to become effective within 60 days after the filing thereof, or, if any Registration Statement is reviewed by the SEC and the SEC provides written comments, within 90 days after the filing thereof. The Company will also agree to use commercially reasonable efforts to maintain the effectiveness of the Registration Statements for a period ending on the fifth anniversary of the Closing.

If the Company fails to file the Initial Registration Statement within 30 days after the Closing or the SEC fails to declare any of the Registration Statements effective by the applicable 60 or 90-day deadline, then the Company shall pay liquidated damages of 1% of the sum of (1) the purchase price of the Shares purchased by each holder of Registrable Securities, and (2) the exercise price paid for any Warrant Shares held by such holder for each 30-day period following any such failure (or pro rata for any portion thereof), in each case subject to an aggregate liquidated damages amount of 8%. In addition, if the Company fails to maintain the effectiveness of the applicable Registration Statement after it has been declared effective or the Common Stock is not listed or included for quotation on the NASDAQ Capital

Market, in each case for 10 consecutive days or 30 days in a twelve-month period, the Company shall pay liquidated damages of 1% of the purchase price of the Shares purchased by such Holder for each 30-day period (or pro rata for any portion thereof) following any such failure, subject to an aggregate liquidated damages amount of 8%.

A copy of the Form of Registration Rights Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Form of Registration Rights Agreement.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth under the heading “Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 5, 2012, Novogen, the majority stockholder of the Company, approved the Purchase Agreement. Novogen’s approval by written consent, as majority stockholder, will not be effective until 20 days after the Company mails an information statement to its stockholders in accordance with Schedule 14C under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d)

4.1	Form of Warrant

10.1	Securities Purchase Agreement, dated as of November 4, 2012, by and among MEI Pharma, Inc., Vivo Ventures Fund VII, L.P., Vivo Ventures VII Affiliates Fund, L.P., New Leaf Ventures II, L.P., and and certain other accredited investors identified in Exhibit A thereto.

10.2	Form of Governance Agreement

10.3	Form of Registration Rights Agreement

99.1	Press Release dated November 5, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: November 5, 2012

EXHIBIT INDEX

4.1	Form of Warrant

10.1	Securities Purchase Agreement, dated as of November 4, 2012, by and among MEI Pharma, Inc., Vivo Ventures Fund VII, L.P., Vivo Ventures VII Affiliates Fund, L.P., New Leaf Ventures II, L.P., and and certain other accredited investors identified in Exhibit A thereto.

10.2	Form of Governance Agreement

10.3	Form of Registration Rights Agreement

99.1	Press Release dated November 5, 2012

Exhibit 4.1

WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

MEI PHARMA, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: [    ]-1

Number of Shares of Common Stock: [            ]

Date of Issuance: [            ], 2012 (“Issuance Date”)

MEI Pharma, Inc., a company organized under the laws of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [                    (        )] fully paid, nonassessable shares of Common Stock, par value $0.00000002 per share, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the warrants to purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 2.1 of that certain Securities Purchase Agreement, dated as of October [    ], 2012 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any time or times on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as reducing the number of Warrant Shares on the face of this Warrant to the remaining number of Warrant Shares underlying this Warrant. On or before the third (3rd) Trading Day following the date on which the Exercise Notice has been delivered to the Company (the “Share Delivery Date”) (provided that if the Aggregate Exercise Price (unless notice of Cashless Exercise was given in the Exercise Notice) has not been delivered by such date, the Share Delivery Date shall be one Trading Day after the Aggregate Exercise Price is delivered), the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or upon the request of the Holder, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon proper delivery of the Exercise Notice (provided that payment of the Aggregate Exercise Price or notice of Cashless Exercise is delivered in accordance herewith, as applicable), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.52 per Warrant Share, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If, on or prior to the Share Delivery Date, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s

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balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)

D

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the arithmetic average of the Weighted Average Prices of the Common Stock (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D=	the Weighted Average Price of the Common Stock on the Exercise Date.

For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the date hereof, it is intended and the Company acknowledges that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period

3

for the Warrant Shares shall be deemed to have commenced, on the Issuance Date. For the avoidance of doubt, the Company shall not be required to repurchase, redeem or settle any Warrant Shares for cash or other property, other than for shares of Common Stock in accordance with the provisions of this Section 1(d).

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Insufficient Authorized Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 100% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. For the avoidance of doubt, the occurrence of an Authorized Share Failure shall not require the Company to repurchase, redeem or settle this Warrant for cash or other property.

2. ADJUSTMENT UPON SUBDIVISION OR COMBINATION OF SHARES OF COMMON STOCK. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) (the

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“Distributed Property”) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled, upon exercise of this Warrant for the purchase of any or all of the Warrant Shares, to receive the amount of Distributed Property which would have been payable to the Holder had such Holder been the holder of such Warrant Shares on the record date for the determination of the stockholders entitled to receive such Distributed Property. The Company will at all times set aside in escrow and keep available for distribution to such Holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to the preceding sentence.

4. FUNDAMENTAL TRANSACTIONS. If any Fundamental Transaction (as defined in Section 16 below) shall be effected, then, as a condition of such Fundamental Transaction, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such Fundamental Transaction not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 4 shall similarly apply to successive Fundamental Transactions.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its

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authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred as permitted herein, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8.6 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price pursuant to Section 2, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend, distribution or

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rights offering with respect to shares of Common Stock or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9. ENTIRE AGREEMENT; AMENDMENTS. This Warrant and the Transaction Documents (as defined in the Securities Purchase Agreement) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Warrant supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Warrant may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 9 shall be binding upon such party and each future Holder.

10. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.

11. NO STRICT CONSTRUCTION. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. EQUITABLE RELIEF. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Warrant, any remedy at law may prove to be inadequate relief to the Holder. The Company therefore agrees that the Holder is entitled to seek temporary and permanent injunctive relief in any such case. The Holder also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. The Holder therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

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14. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 4.7 of the Securities Purchase Agreement.

15. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

(c) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.00000002 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

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(e) “Eligible Market” means the Principal Market, The NASDAQ Global Market, The NASDAQ Global Select Market, The New York Stock Exchange, Inc., or The NYSE Amex.

(f) “Expiration Date” means the date five years after the Issuance Date, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(g) “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (iv) reorganize, recapitalize or reclassify its Common Stock, (B) a Person makes a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer) or (C) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of (x) 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not beneficially owned by such Person on the Subscription Date or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Person to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company.

(h) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(i) “Principal Market” means The NASDAQ Capital Market.

(j) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

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(k) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the date first above written.

MEI PHARMA, INC.

By:
Name:	Daniel P. Gold
Title:	Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

MEI PHARMA, INC.

The undersigned holder hereby exercises the right to purchase                  shares of the Common Stock (“Warrant Shares”) of MEI Pharma, Inc., a company incorporated under the laws of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                 a “Cash Exercise” with respect to                  Warrant Shares; and/or

                 a “Cashless Exercise” with respect to                  Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $             to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder              Warrant Shares in accordance with the terms of the Warrant.

Account Number (if electronic book entry transfer):

DTC Participant Number (if electronic book entry transfer):

Date:                     ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Computershare, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated [                    ], 2012 from the Company and acknowledged and agreed to by Computershare, Inc.

MEI PHARMA, INC.

By:
Name:
Title:

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of November 4, 2012, is made by and among MEI Pharma, Inc., a Delaware corporation (the “Company”) and the Purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

B. Each Purchaser, severally and not jointly, desires to purchase, and the Company desires to sell, upon the terms and conditions stated in this Agreement, the aggregate number of units (the “Units”) set forth opposite such Purchaser’s name on Exhibit A hereto, for a purchase price of $0.50 per Unit, with each such Unit consisting of (i) one share (each a “Share” and, collectively, the “Shares”) of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”), and (ii) one warrant (each a “Warrant” and, collectively, the “Warrants”), in substantially the form attached hereto as Exhibit B, to purchase 0.70 shares of Common Stock with an exercise price of $0.52 per share (rounded up to a whole share). The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares”. The Units, the Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

C. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 1.

D. On or prior to the Closing Date, the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares and the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

E. On or prior to the Closing Date, the Company shall execute and deliver Governance Agreements, substantially in the form attached hereto as Exhibit D (the “Governance Agreement”), with Vivo Ventures and with New Leaf each which sets forth certain rights and obligations of the Company and the other party thereto concerning, among other things, certain corporate governance matters.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “2011 PIPE Participation Right” means the right of the investors named in the Amended and Restated Securities Purchase Agreement, dated May 16, 2011, between the Company and such investors, as amended, to purchase up to 35% of any equity securities offered by the Company to third parties on or prior to September 28, 2013 on the same terms and conditions as offered to such third parties.

1.2 “Agreement” has the meaning set forth in the preamble.

1.3 “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

1.4 “Board” means the Board of Directors of the Company.

1.5 “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

1.6 “Bylaws” means the Amended and Restated Bylaws of the Company, adopted as of July 2, 2012.

1.7 “Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, dated April 29, 2002.

1.8 “Closing” has the meaning set forth in Section 2.2.

1.9 “Closing Date” has the meaning set forth in Section 2.2.

1.10 “Common Stock” has the meaning set forth in the Recitals.

1.11 “Company” has the meaning set forth in the preamble.

1.12 “Environmental Laws” has the meaning set forth in Section 3.26.

1.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.14 “FDA” means the U.S. Food and Drug Administration.

1.15 “Financial Statements” means the financial statements of the Company included in the SEC Documents.

1.16 “Governance Agreement” has the meaning set forth in the Recitals to this Agreement.

1.17 “Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

1.18 “Hazardous Materials” has the meaning set forth in Section 3.26.

1.19 “Insolvent” has the meaning set forth in Section 3.12.

1.20 “Intellectual Property” has the meaning set forth in Section 3.8.

1.21 “Investment Company Act” means the Investment Company Act of 1940, as amended.

1.22 “Latest Balance Sheet” shall mean the audited or unaudited, as the case may be, balance sheet of the Company included in the SEC Documents.

1.23 “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents; provided, however, that neither of the following shall be deemed to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock, (ii) any effect resulting from entering into this Agreement or the announcement of the transactions contemplated by this Agreement, (iii) changes in United States generally accepted accounting principles, (iv) changes in law, regulation or other binding directives or orders issued by any Governmental Authority so long as such changes do not have a materially disproportionate effect on the Company, or (v) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company specific changes) so long as such changes do not have a materially disproportionate effect on the Company.

1.24 “Material Agreements” has the meaning set forth in Section 3.6.

1.25 “New Leaf’ means New Leaf Ventures II, L.P.

1.26 “No-Shop Period” has the meaning set forth in Section 5.7(a).

1.27 “Offering” means the private placement of the Company’s Securities contemplated by this Agreement.

1.28 “Outside Date” means March 15, 2013.

1.29 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

1.30 “Placement Agent” means Stifel Nicolaus & Company, Incorporated.

1.31 “Pre-Notice” has the meaning set forth in Section 5.6(b).

1.32 “Principal Market” has the meaning set forth in Section 3.5(a).

1.33 “Principal Stockholder” means Novogen Limited.

1.34 “Pro Rata Share” has the meaning set forth in Section 5.6(a).

1.35 “Purchasers” has the meaning set forth in the preamble.

1.36 “Purchase Price” has the meaning set forth in Section 2.3.

1.37 The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

1.38 “Registrable Shares” has the meaning set forth in the Registration Rights Agreement.

1.39 “Registration Rights Agreement” has the meaning set forth in the Recitals.

1.40 “Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Shares pursuant to the provisions of the Registration Rights Agreement, including any amendments or supplements to such registration statements.

1.41 “Required Holders” means (1) prior to the Closing, the Purchasers entitled to purchase at least sixty percent (60%) of the Shares issuable hereunder, as set forth on Exhibit A hereto, and (2) after the Closing, the holders of at least sixty percent (60%) of the Registrable Shares.

1.42 “Required Reserve Amount” has the meaning set forth in Section 3.4

1.43 “Reverse Stock Split” has the meaning set forth in Section 2.1.

1.44 “ROFR Waiver” has the meaning set forth in Section 2.4(a).

1.45 “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

1.46 “S*Bio Milestone Shares” means the shares of Common Stock that may become issuable to S*Bio Pte Ltd. upon the achievement of certain clinical and regulatory achievements by the Company pursuant to the terms of the Asset Purchase Agreement, dated as of August 7, 2012, between the Company and S*Bio Pte Ltd.

1.47 “SEC” means the United States Securities and Exchange Commission.

1.48 “SEC Documents” has the meaning set forth in Section 3.6.

1.49 “Securities” has the meaning set forth in the Recitals.

1.50 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

1.51 “Share” or “Shares” has the meaning set forth in the Recitals.

1.52 “Stockholder Approval” means the effectiveness of approval of the issuance and sale of the Securities contemplated by this Agreement by stockholders representing a majority of the outstanding shares of Common Stock entitled to vote thereon, as required under the Nasdaq Listing Rules, which effectiveness shall not be deemed to occur until the expiration of the 20 calendar day period following distribution of an information statement on Schedule 14C required by Rule 14c-2(b) under the Exchange Act.

1.53 “Subsequent Financing” has the meaning set forth in Section 5.6(a).

1.54 “Subsequent Financing Notice” has the meaning set forth in Section 5.6(b).

1.55 “Subsidiaries” has the meaning set forth in Section 3.1.

1.56 “Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement and the Governance Agreements.

1.57 “Units” has the meaning set forth in the Recitals.

1.58 “Vivo Ventures” means Vivo Ventures Fund VII, L.P. and Vivo Ventures VII Affiliates Fund, L.P..

1.59 “Warrant Shares” has the meaning set forth in the Recitals.

1.60 “Warrants” has the meaning set forth in the Recitals.

ARTICLE 2

PURCHASE AND SALE OF SECURITIES

2.1 Closing. At the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will, severally and not jointly, purchase from the Company the number of Units set forth opposite such Purchaser’s name on Exhibit A. The Purchasers acknowledge that the Company has authorized a 1-for-10 reverse stock split (the “Reverse Stock Split”). Should the Reverse Stock Split be effected prior to the Closing, the number of Units, Shares, Warrants and Warrant Shares set forth on Exhibit A, as well as the per share purchase price and the exercise price of the Warrants, will be subject to appropriate adjustment upon the occurrence of the Reverse Stock Split or for any other stock dividend, stock split, stock combination, reclassification or similar transaction.

2.2 Closing Date. The closing of the transaction contemplated by this Agreement will take place two (2) Business Days following the satisfaction of all conditions to Closing set forth in Article 6 of this Agreement (the “Closing Date”) and the closing (the “Closing”) will be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178 or at such other time and place as shall be agreed upon by the Company and the Purchasers hereunder of a majority in interest of the Securities.

2.3 Purchase Price. The aggregate purchase price for the Units to be purchased by each Purchaser at the Closing (the “Purchase Price”) will be the amount set forth opposite each such Purchaser’s name on Exhibit A.

2.4 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser:

(i) unless alternative arrangements are agreed to with a particular Purchaser, facsimile copies of one or more stock certificates (or copies thereof provided by the Company’s transfer agent or a copy of an irrevocable instruction letter from the Company to such transfer agent to issue such stock certificates), free and clear of all restrictive and other legends (except as expressly provided in Section 4.7 hereof), evidencing such number of Common Shares set forth opposite such Purchaser’s name on Exhibit A hereto under the heading Common Shares, subject to appropriate adjustment upon the occurrence of the Reverse Stock Split or for any other stock dividend, stock split, stock combination, reclassification or similar transaction;

(ii) a Warrant, issued in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire such number of Warrant Shares set forth opposite such Purchaser’s name on Exhibit A hereto under the heading Warrant Shares, subject to appropriate adjustment upon the occurrence of the Reverse Stock Split or for any other stock dividend, stock split, stock combination, reclassification or similar transaction;

(iii) the Registration Rights Agreement, duly executed by the Company;

(iv) the Governance Agreements, duly executed by the Company;

(v) the Officers Certificate described in Section 6.1(c) and such other certificates as are provided for in Section 6.1;

(vi) a legal opinion of counsel to the Company dated as of the Closing Date, in the form of Exhibit E, executed by such counsel and delivered to the Purchasers. The Placement Agent shall be entitled to rely on the legal opinion of counsel to the Company and shall be an addressee thereof; and

(vii) the irrevocable waiver of the 2011 PIPE Participation Right in respect of the Securities to be issued hereunder, duly executed by the holders thereof (the “ROFR Waiver”).

(b) At the Closing, each Purchaser listed on Exhibit A shall deliver or cause to be delivered to the Company:

(i) the Purchase Price payable by such Purchaser in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Purchaser by the Company for such purpose; and

(ii) the Registration Rights Agreement, duly executed by such Purchaser; and

(iii) in the case of Vivo and New Leaf, a Governance Agreement with the Company, duly executed by Vivo and New Leaf, as applicable.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchasers and the Placement Agent that:

3.1 Organization and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing or its equivalent under any applicable foreign jurisdiction in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under the Transaction Documents, to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including the issuance of the Securities) have been duly authorized by the Company’s Board of Directors or an authorized committee thereof, and, except for the Stockholder Approval, no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. The Transaction Documents have been duly executed by the Company and constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.3 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (a) 113,000,000 shares of Common Stock, $0.00000002 par value per share, of which 21,673,482 shares are outstanding on the date hereof; and (b) 100,000 shares of preferred stock, par value $0.01 per share, of which 1,000 shares of Series A Convertible Preferred Stock are issued and outstanding on the date hereof, which are currently convertible, at any time, into an aggregate of 4,827,000 shares of Common Stock and which may be convertible, upon the achievement of certain development milestones relating to the Company’s isoflavone-related drug compounds, into 9,654,000 shares of Common Stock. All of the outstanding shares of capital stock are duly authorized, validly issued, fully paid, and nonassessable, have been issued in compliance in all material respects with applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. As of the date hereof, the Company has outstanding options to purchase an aggregate of 1,422,389 shares of Common Stock and warrants to purchase an aggregate of 5,380,377 shares of Common Stock. To the extent the Reverse Stock Split is effected prior the Closing, the outstanding Common Stock, options and warrants set forth in this Section 3.3 will be appropriately adjusted on a pro rata basis to reflect the Reverse Stock Split. Other than (x) as described in this Section 3.3, (y) the S*Bio Milestone Shares, and (z) the 2011 PIPE Participation Right, (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement and any other agreements disclosed in the SEC Documents); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or any of its Subsidiary’s’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

3.4 Issuance of Securities. The issuance of the Common Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 100% of the aggregate of the maximum number of shares of Common Stock (the “Required Reserved Amount”) issuable upon exercise of the Warrants, without taking into account any limitations on the exercise of the Warrants set forth in the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

3.5 No Conflicts; Government Consents and Permits.

(a) The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Securities) will not (i) subject to Stockholder Approval as provided in Section 5.9, result in a violation of any memorandum of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) subject to

Stockholder Approval as provided in Section 5.9, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organizations to which the Company or its securities are subject, including The NASDAQ Capital Market (the “Principal Market”) and laws of the State of Delaware applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the cases of (ii) and (iii) above, to the extent such violations could not reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person, other than the Stockholder Approval, in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof other than such as have been made or obtained, and except for the registration of the Shares and Warrant Shares under the Securities Act pursuant to the Registration Rights Agreement, any filings required to be made under federal or state securities laws, and any required filings or notifications regarding the issuance or listing of additional shares with the Nasdaq Capital Market. Subject to Stockholder Approval, the issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(c) Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company, its Certificate of Incorporation or Bylaws or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has conducted its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(d) SEC Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, as amended, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein that were filed prior to the date hereof (all of the foregoing filed prior to the date hereof being hereinafter referred to herein as the “SEC Documents”). The Company has delivered to each Purchaser true and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Quarterly Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed on or prior to the date hereof as exhibits to the SEC Documents under Item 601 of Regulation S-K to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the SEC Documents (all such material agreements being hereinafter referred to as the “Material Agreements”). All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws and (iii) as otherwise described in the SEC Documents. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements. No other information provided by or on behalf of the Company to the Purchasers which is not included in the SEC Documents, including, without limitation, information included in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

3.6 Absence of Litigation. As of the date hereof, other than the pending de-listing proceedings before the Principal Market, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such that if determined adversely to the Company or other such party would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of the Company to perform its obligations under the Transaction Documents. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company or its Subsidiaries. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC of the Company or any of its Subsidiaries or any current or former director or officer of the Company or its Subsidiaries. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

3.7 Patents and Trademarks. To the Company’s knowledge, the Company and its Subsidiaries own all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property”) necessary to conduct their respective businesses as now conducted except as would not reasonably be expected to have a Material Adverse Effect. None of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned within the next three years from the date of this Agreement except as would not reasonably be expected to have a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property of others, except as would not reasonably be expected to have a Material Adverse Effect. There is no claim, action or proceeding being made or brought or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or its Subsidiaries regarding its Intellectual Property Rights, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property.

3.8 FDA and Regulatory Matters. Except as set forth in the SEC Documents, the Company is conducting its business in compliance with the rules and regulations of the FDA and all applicable federal, state and local laws, orders, rules, regulations, directives, decrees and judgments of each of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws and regulations governing health, sanitation, safety, zoning and land use, except where the failure to be so in compliance would not have a Material Adverse Effect. There are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings before the FDA or any other federal, state, local or foreign governmental bodies that involve or affect the Company, its existing products or product candidates which, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect.

3.9 Compliance with Applicable Laws. The Company has not violated or infringed, nor is it in violation or infringement of, any order, writ, injunction or decree of any Governmental Authority in connection with its activities or use or operation of its real properties, except where such violation or infringement would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its officers, directors, agents and employees are in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect on the Company. Except to the extent resolved, dismissed or withdrawn, (i) to the Company’s knowledge, no claims have been filed against the Company alleging a violation of any applicable law and (ii) the Company has not received any written notice of non-compliance with any applicable laws.

3.10 Placement Agents. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to the Placement Agent in connection with the sale of the Securities. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

3.11 Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or a “promoter” or “principal underwriter” for, an “investment company” as such terms is defined in the Investment Company Act. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.12 No Material Adverse Change. Since June 30, 2012, except as described or referred to in the SEC Documents, there has not been any change in the assets, business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries that would reasonably expected to have a Material Adverse Effect. Since June 30, 2012, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its Subsidiaries on any class of capital stock, (ii) there has not been any material change or amendment to, or any waiver of any material right under, any Material Contract under which the Company or any of its Subsidiaries or any of their respective assets are bound or subject, and (iii) neither the Company nor the Subsidiaries has not incurred any material liabilities except in the ordinary course of business or as disclosed in the SEC Documents. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.13 The Nasdaq Capital Market. The Common Stock is listed on The Nasdaq Capital Market, and, except as disclosed in the SEC Documents, to the Company’s knowledge, there are no proceedings to revoke or suspend such listing or the listing of the Shares and the Warrant Shares. Except as disclosed in the SEC Documents, the Company is in compliance with the requirements of the Nasdaq Capital Market for continued listing of the Common Stock thereon and any other Nasdaq Capital Market listing and maintenance requirements, and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Securities) will not result in any noncompliance by the Company with any such requirements.

3.14 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for in the past three years and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.15 Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor to the Company’s knowledge any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.16 Private Placement. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company (other than the Stockholder Approval) for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Except as required pursuant to the Registration Rights Agreement, none of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 3 hereof, the issuance of the Securities are exempt from registration under the Securities Act.

3.17 No Registration Rights. No person has the right to (i) prohibit the Company from filing a Registration Statement or (ii) other than as disclosed on Schedule 3.17, require the Company to register any securities for sale under the Securities Act by reason of the filing of a Registration Statement. The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party.

3.18 Taxes. The Company and each of its Subsidiaries (i) has made or filed all foreign, U.S. federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.19 Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

3.20 Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.21 Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

3.22 Application of Takeover Protections. The provisions of Section 203 of the Delaware General Corporation Law as they relate to the Company do not and will not apply to the Purchasers’ acquisition of Securities pursuant to this Agreement or to any of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on any Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s charter documents or the laws of its state of incorporation. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

3.23 No Manipulation of Stock. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities.

3.24 Related Party Transactions. Except with respect to the transactions that are not required to be disclosed, all transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any affiliate or affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents.

3.25 Employee Relations.

(a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(b) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.26 Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.27 Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

3.28 Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

3.29 Acknowledgement Regarding Purchasers’ Trading Activity. It is understood and acknowledged by the Company that (i) none of the Purchasers has been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents, one or more Purchasers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares is being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

3.30 Disclosure. All disclosure provided to the Purchasers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.

3.31 Shell Company Status. The Company is not, and has not been in the last twelve months, an issuer identified in Rule 144(i)(1)(i).

3.32 Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan except as disclosed on Schedule 3.32 and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under United States generally accepted accounting principles, consistently applied, and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

3.33 No Disagreements. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents

3.34 No Undisclosed Events, Liabilities, Developments or Circumstances. To the Company’s knowledge, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

3.35 Use of Proceeds. The Company shall use the net proceeds of the sale of the Securities under this Agreement to fund a Phase II clinical study of Pracinostat in myelodysplastic syndrome, and for general corporate purposes and working capital.

ARTICLE 4

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself only that:

4.1 Investment Purpose. Such Purchaser is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

4.2 Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws.

4.3 Information. To the knowledge of the Purchaser, the Purchaser has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the offer and sale of the Securities, that have been requested by the Purchaser, including, without limitation, the Company’s SEC Documents, and the Purchaser has had the opportunity to review the SEC Documents. The Purchaser has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated herein.

4.4 Acknowledgement of Risk.

(a) The Purchaser understands that its investment in the Securities involves a high degree of risk.;

(b) The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities; and

(c) The Purchaser has, in connection with the Purchaser’s decision to purchase Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and the SEC Documents, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted any counsel to the Placement Agent or counsel to the Company except with respect to the legal opinion provided for hereunder.

4.5 Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

4.6 Transfer or Resale. Such Purchaser understands that: (i) the Securities have not been and, except as provided in the Registration Rights Agreement, are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) pursuant to an effective registration statement pursuant to the Securities Act, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance (in the form of seller and, if applicable, broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto); (ii) any sale of the Securities made in reliance on Rule 144 or Rule 144A may be made only in accordance with the terms of Rule 144 or Rule 144A, as applicable, and further, if neither Rule 144 nor Rule 144A is applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as provided in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and, so long as the pledgee is an “accredited investor” within the meaning of Rule 501(a)(1),(2), (3) or (7) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 4.6.

4.7 Legends.

(a) The Purchaser understands the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(b) To the extent the resale of Shares or Warrant Shares is registered under the Securities Act pursuant to an effective Registration Statement naming the holder thereof as a selling stockholder, the Company agrees to promptly (i) authorize the removal of the legend set forth in Section 4.7(a) and any other legend not required by applicable law from such Shares and/or Warrant Shares and (ii) cause its transfer agent to issue such Shares and/or Warrant Shares without such legends to the holder thereof by electronic delivery at the applicable balance account at the Depository Trust Company upon surrender of any stock certificates evidencing such Shares or Warrant Shares. Any fees (with respect to the Company’s transfer agent, counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company. Each Purchaser hereby covenants and agrees that to the extent resales of the Shares or Warrant Shares are made pursuant to such effective Registration Statement, that such resales will be made only during the time that such Registration Statement is effective and not withdrawn or suspended and only as permitted by such Registration Statement, and otherwise in compliance with the Securities Act (including applicable prospectus delivery obligations).

(c) The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares and Warrant Shares (i) following any sale of the Shares or Warrant Shares pursuant to Rule 144, or (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof. Following the time a legend is no longer required for the Shares or Warrant Shares under this Section 4.7(c), the Company will, no later than three Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends. If the Company shall fail for any reason or for no reason to issue to the holder of the Securities within three (3) Trading Days (as defined in the Warrant) after the occurrence of any of the legend removal events described in this Section 4.3, a certificate without such legend to the holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”) at which point the Company’s obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price (as defined in the Warrants) on the date of exercise.

4.8 Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

4.9 Residency. Each Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

4.10 No Short Sales. Between the time the Purchaser learned about the Offering and the public announcement of the Offering, the Purchaser has not engaged in any short sales or similar transactions with respect to the Common Stock, nor has the Purchaser, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock.

4.11 Acknowledgements Regarding Placement Agents. The Purchaser acknowledges that the Placement Agent is acting as the placement agent for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. The Purchaser represents that (i) the Purchaser was contacted regarding the sale of the Securities by the Placement Agent (or an authorized agent or representative thereof) with whom the Purchaser entered into a confidentiality agreement and (ii) to its knowledge no Securities were offered or sold to it by means of any form of general solicitation or general advertising.

4.12 Purchaser Status. At the time such Purchaser was offered the Shares and Warrants, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of the Securities Act.

ARTICLE 5

COVENANTS; ADDITIONAL AGREEMENTS

5.1 Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement (the “Transaction Expenses”); provided, however, that, in the event the Closing occurs, the Company shall reimburse Vivo and New Leaf for all reasonable Transaction Expenses in an aggregate amount not to exceed $100,000, upon presentation of reasonably detailed invoices for such expenses. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the applicable Securities. The Company shall pay the placement fee and reasonable expenses of the Placement Agent in connection with the sale and issuance of the Securities. The Company will pay all expenses incurred in connection with any registration of the Shares and the Warrant Shares pursuant to the Registration Rights Agreement.

5.2 Financial Information. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Quarterly Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

5.3 Securities Laws Disclosure; Publicity. On or before 9:00 a.m., New York City time, on the Business Day immediately following the date hereof, the Company shall issue a press release announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement. On or before November 5, 2012, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. The Company shall not publicly disclose the name of any Purchaser or any affiliate of the Purchaser, or include the name of any Purchaser or an affiliate of the Purchaser in any filing with the SEC (other than in a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic report or current report filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide each Purchaser whose name is to be disclosed with prior notice of such disclosure and a reasonable opportunity to comment on the proposed disclosure insofar as it relates specifically to such Purchaser.

5.4 Sales by Purchasers. Each Purchaser will sell any Shares and Warrant Shares held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Purchaser will make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

5.5 Reservation of Common Stock. The Company shall reserve and keep available at all times during which the Warrants remain exercisable, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Warrant Shares pursuant to this Agreement

5.6 Purchasers’ Right of First Refusal.

(a) In the event the Company proposes to offer equity or equity equivalent securities including without limitation any debt, preferred stock or other investment or security that is, at any time during its life convertible into or exchangeable or exercisable for, directly or indirectly, Common Stock (the “Equity Securities”) to any person prior to December 31, 2013 (a “Subsequent Financing”), each Purchaser then holding at least 3.0 million Shares, as adjusted for any stock splits, stock dividends, or recapitalizations of the Company or similar events, shall have the right to purchase its pro rata portion of the Equity Securities to be issued in such Subsequent Financing, based on its equity ownership of the Company on an outstanding basis (its “Pro Rata Share”), unless the Subsequent Financing is a registered public offering, in which case the Company shall offer each Purchaser the right to participate in such public offering when it is lawful for the Company to do so; provided, however, in each case, that the total amount of Equity Securities which the Purchasers shall have the right to purchase pursuant to this Section 5.6 shall be such amount as may be available after the Company has fulfilled its obligations under the 2011 PIPE Participation Right with respect to such Equity Securities. Notwithstanding the foregoing, if the Subsequent Financing is a public offering and the Purchasers as a matter of law are unable to participate, then the offering of securities to the Purchasers pursuant to this Section 5.6 shall be made by the Company in a concurrent private placement and not in such public offering. In any such private placement: (i) the offer of the securities in such private placement shall be made on the same terms and conditions as the offer of the securities in the public offering, (ii) the closing of the private placement shall occur concurrently with the closing of the Subsequent Financing, (iii) the securities offered to the Purchasers in the private placement shall be deemed to have been issued in such Subsequent Financing for the purpose of calculating the Pro Rata Share, and (iv) the company shall provide registration rights substantially identical to those provided in the Registration Rights Agreement with respect to the securities purchased in the private placement.

(b) At least five Business Days prior to the planned closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing. Upon the request of a Purchaser, and only upon a request by such Purchaser, the Company shall, subject to the Purchaser entering into a customary confidentiality agreement, promptly, but no later than 1 Business Day after such request, deliver a notice to such Purchaser (such additional notice, a “Subsequent Financing Notice”). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 3rd Business Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such 3rd Business Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the 3rd Business Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than its Pro Rata Share, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If by 5:30 p.m. (New York City time) on the 3rd Business Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than their Pro Rata Share, each such Purchaser shall have the right to purchase that portion of the other Purchaser’s Pro Rata Share that such other Purchaser is not purchasing.

(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 5.6, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Business Days after the date of the initial Subsequent Financing Notice.

(g) The rights set forth in this Section 5.6 shall terminate upon an acquisition, merger or consolidation of the Company and shall not apply to (i) shares of Common Stock issued upon exercise of any warrants; (ii) shares of Common Stock issued upon conversion of the Company’s outstanding Series A Convertible Preferred Stock, (iii) the S*Bio Milestone Shares, (iv) shares of Common Stock issued pursuant to equity awards made previously or in the future under the Company’s equity incentive plans approved by the Board, (v) securities issued in connection with license or co-promotion arrangements, equipment lease financing arrangements, credit agreements, debt financings, royalty interest financings or other commercial transactions approved by the Board, (vi) securities issued pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board, or (vii) securities issued in connection with any stock split, stock dividend, or recapitalization of the Company.

5.7 No-Shop.

(a) Subject to the exception set forth in Sections 5.7(b) below, from the date of this Agreement until the earliest of (1) the termination of this Agreement pursuant to Article 7, or (2) the Closing (such period, the “No-Shop Period”), neither the Company nor any of the Company’s employees, officers or directors (or any representative acting on their behalf) shall directly or indirectly solicit or provide any information to or enter into any agreement with any corporation, other entity, or person other than one or more of the Purchasers, or any of their respective affiliates, concerning any acquisition of any of the securities of, or all or substantially all of assets of, the Company or any merger of the Company or any subsidiary of the Company or any sale of any material assets or any sale of any shares of the Company or any of its affiliates, other than pursuant to outstanding compensatory stock options, warrants, convertible preferred stock or other contractual commitments, including the 2011 PIPE Participation Right, made and approved by the Board prior to the date of this Agreement. If, during the No-Shop Period, the Company, any of its subsidiaries, or any officer, director, employee, representative or other agent of the Company or any of its subsidiaries, receives any inquiry or offer from any other company or person with respect to the acquisition of the Company, its securities, or all or any material portion of its assets (whether by stock purchase, asset acquisition, merger, or otherwise), then the Company immediately shall advise the Purchasers of such inquiry or offer (including all terms thereof) and provide to the Purchasers copies of all written documents memorializing or relating to such inquiry or offer.

(b) Notwithstanding the provisions of Sections 5.7(a), if any Purchaser fails to fulfill its obligations to purchase the Units on the terms and subject to the conditions of this Agreement, or provides notice to the Company of its intention not to fulfill such obligations, the Company may offer and sell such Units to other Persons, including the other Purchasers, on the same terms and conditions as set forth in this Agreement and such Persons shall be made party to this Agreement. Nothing in this Section 5.7(b) shall be deemed to relieve any such Purchaser from any liability for any breach of this Agreement.

5.8 Amendment of Certificate of Incorporation/By-Laws. The Company will use best efforts to hold a meeting of its stockholders within three (3) months of the Closing to consider, and the Company will recommend the approval of, among other matters, the Amended and Restated Certificate of Incorporation of the Company in substantially the form attached as Exhibit G hereto and to give effect to any other obligations of the Company contemplated by the Governance Agreement. Upon adoption of such Amended and Restated Certificate of Incorporation, the Company shall approve the Amended and Restated By-Laws of the Company in substantially the form attached as Exhibit H hereto and to give effect to any other obligations of the Company contemplated by the Governance Agreement.

5.9 Consent. The Company will use best efforts (1) to obtain an irrevocable consent of the Principal Stockholder as soon as reasonably practicable after the date hereof approving, among other matters, the transactions contemplated by the Transaction Documents and (2) to file with the SEC promptly and in no event later than five Business Days after the date hereof, and to promptly provide each stockholder of the Company with, an information statement complying with the requirements of the Exchange Act, in a form reasonably acceptable to Vivo and New Leaf after review by counsel to Vivo and New Leaf, the expenses of which review shall be deemed Transaction Expenses for purposes of Section 5.1, informing such stockholders of the actions taken in accordance with the Reverse Stock Split and the Stockholder Approval such filing.

5.10 Conduct of Business. The Company, and its Subsidiaries, shall conduct its business in the ordinary course and its business shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

ARTICLE 6

CONDITIONS TO CLOSING

6.1 Conditions to Purchasers’ Obligations at the Closing. Each Purchaser’s obligation to complete the purchase and sale of the Securities is subject to the waiver by such Purchaser or fulfillment as of the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the Closing Date, as though made on the Closing Date, except for representations and warranties that speak as of a specific date, which shall be required to be true and correct (to the extent specified above) only as of such specific date.

(b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) Officer’s Certificate. The Purchaser shall have received a certificate, executed by the an executive officer of the Company, dated as of the Closing Date, certifying as to the fulfillment of each of the conditions set forth in Sections 6.1(a) and 6.1(b) in form and substance reasonably acceptable to such Purchaser;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a Material Adverse Effect.

(e) Legal Opinion. The Company shall have delivered to such Purchaser an opinion, dated as of the Closing Date, from Morgan, Lewis & Bockius LLP, counsel to the Company, in substantially the form attached hereto as Exhibit E. The Placement Agent shall be entitled to rely on the legal opinion of counsel to the Company and shall be an addressee thereof.

(f) Listing. The Shares and the Warrant Shares shall be designated for quotation or listing on the Nasdaq Capital Market, subject to official notice of issuance.

(g) Registration Rights Agreement. The Company shall have delivered to such Purchaser the Registration Rights Agreement, duly executed by the Company.

(h) Governance Agreement. The Company shall have delivered Governance Agreements to each of Vivo and New Leaf, such Governance Agreement duly executed by the Company.

(i) Waiver of Right of First Refusal. The Company shall have received the ROFR Waiver and such waiver shall remain in full force and effect.

(j) Nasdaq Listing. The Common Stock shall be listed on the Nasdaq Capital Market.

(k) Transfer Agent Instructions. The Company shall have delivered to its transfer agent irrevocable instructions to issue to such Purchaser or in such nominee name(s) as designated by such Purchaser in writing one or more certificates representing such Shares set forth opposite such Purchaser’s name on Exhibit A hereto, subject to the occurrence of the Reverse Stock Split; provided, however, that if such Purchaser has indicated to the Company at the time of execution of this Agreement a need to settle “delivery versus payment”, the Company shall deliver to such Purchaser or such Purchaser’s designated custodian such original stock certificates and Warrants to be acquired by such Purchaser.

(l) No Governmental Prohibition/Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement and no legal proceeding shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction would prevent consummation of any of the transactions contemplated by this Agreement or cause any of such transactions to be rescinded following consummation of such transactions.

(m) Stockholder Approval. The Stockholder Approval shall have been obtained.

(n) Good Standing Certificates. The Company shall have delivered to such Purchaser (i) a certificate evidencing the incorporation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction and (ii) a certificate evidencing the Company’s qualification as a foreign corporation in good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date within five (5) days of the Closing Date.

(o) Certified Certificate of Incorporation. The Company shall have delivered to such Purchaser a certified copy of the Certificate of Incorporation as certified by the Secretary of State (or comparable office) of the State of Delaware within five (5) days of the Closing Date.

(p) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions adopted by the Company’s Board of Directors, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in form and substance reasonably acceptable to such Purchaser.

6.2 Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Securities and deliver such stock certificate(s) and Warrants to each Purchaser is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a) Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Purchase Price for the Securities being purchased hereunder as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b) Representations and Warranties. The representations and warranties made by each Purchaser in Article 3 shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the Closing Date, as though made on the Closing Date, except for representations and warranties that speak as of a specific date, which shall be required to be true and correct (to the extent specified above) only as of such specific date.

(c) Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d) No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

(e) Stockholder Approval. The Stockholder Approval shall have been obtained.

ARTICLE 7

TERMINATION

7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Company and each Purchaser;

(b) by either the Company or any Purchaser (with respect to itself only) if the Closing has not occurred by 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time;

(c) by the Purchasers by action of the Required Holders, if there has been a default or material breach by the Company of its representations and warranties, covenants or agreements set forth in this Agreement, or in connection with the transactions contemplated hereby, which default or material breach is incapable of being cured or, if capable of being cured has not been cured within 15 days following receipt by the Company from such Purchasers of written notice of such default or material breach (specifying in reasonable detail the claimed default or material breach and demand of its cure or satisfaction) provided, however, that such Purchasers will not have the right to terminate this Agreement pursuant to this Section 7.1(c) if it is in default or material breach of any representations, warranties, covenants or agreements hereunder; and

(d) by the Company, if there has been a default or material breach by the Required Holders of the representations and warranties, covenants or agreements of the Required Holders set forth in this Agreement, or in connection with the transactions contemplated hereby, which default or material breach is incapable of being cured or, if capable of being cured has not been cured within 15 days following receipt by such Purchasers from the Company of written notice of such default or material breach (specifying in reasonable detail the claimed default or material breach and demand of its cure or satisfaction); provided, however, that the Company will not have the right to terminate this Agreement pursuant to this Section 7.1(d) if it is in default or material breach of any representations, warranties, covenants or agreements hereunder;

7.2 Effect of Termination. Each party’s right of termination under Section 7.1 is in addition to any other right it may have under this Agreement or otherwise, and the exercise of a party’s right to terminate this Agreement in accordance with Section 7.1 will not constitute an election of remedies. If this Agreement is terminated pursuant to Section 7.1, this Agreement will be of no further force or effect; provided, however, that (i) this Section 7.2 and Article 8 shall survive the termination of this Agreement and will remain in full force and effect, and (ii) the termination of this Agreement will not relieve any party from any liability for any breach of this Agreement occurring prior to termination; provided, however, that if this Agreement is terminated for any reason other than pursuant to Section 7.1(d), the Company shall remain obligated to reimburse the non-breaching Purchasers for the expenses described in Section 5.1 above.

ARTICLE 8

GOVERNING LAW; MISCELLANEOUS

8.1 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

8.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

8.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto and, with respect to any Purchaser, any letter agreements requested by such Purchaser and executed by the Company with reference to this Agreement) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Required Holders or waived by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 8.5 shall be binding upon such party, including with respect to any Securities purchased under this Agreement at the time outstanding and held by such party (including securities into which such Securities are convertible and for which such Securities are exercisable) and each future holder of all such securities.

8.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	MEI Pharma, Inc.
11975 El Camino Real, Suite 101
San Diego, CA 92130
Attn: Secretary
Fax: 858-792-5406

With a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attn: Steven A. Navarro, Esq.
Fax: 212-309-6001

If to a Purchaser: To the address set forth immediately below such Purchaser’s name on the signature pages hereto. Each party will provide ten days’ advance written notice to the other parties of any change in its address.

8.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and the Placement Agents, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.11 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

8.12 Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive the Closing Date.

8.13 Indemnification.

(a) In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Purchaser or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(b) Promptly after receipt by an Indemnitee under this Section 8.13 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 8.13, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Purchasers holding at least a majority of the Securities issued and issuable hereunder. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

(c) The indemnification required by this Section 8.13 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(d) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

8.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

8.15 Exculpation. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents or employees of any other Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold

Name:	Daniel P. Gold

Title:	Chief Executive Officer

Signature Page to Securities Purchase Agreement

Vivo Ventures Fund VII, L.P.

By:	Vivo Ventures VII, LLC
Its:	General Partner

	By:	/s/ Albert Cha
Albert Cha
Managing Member

Address:	575 High Street #201
Palo Alto, CA 94301

Facsimile:	650-688-0815

Vivo Ventures VII Affiliates Fund, L.P.

By:	Vivo Ventures VII, LLC
Its:	General Partner

	By:	/s/ Albert Cha
Albert Cha
Managing Member

Address:	575 High Street #201
Palo Alto, CA 94301

Facsimile:	650-688-0815

New Leaf Ventures II, L.P.

By:	New Leaf Venture Associates II, L.P.
Its:	General Partner

	By:	New Leaf Venture Management II, L.L.C.
	Its:	General Partner

	By:	/s/ Srinivas Akkaraju
Srinivas Akkaraju
Managing Director

Address:	2500 Sand Hill Rd
Suite 203
Menlo Park, CA 94025

APT Pharmaceuticals, Inc.

	By:	/s/ Albert Cha
Albert Cha
Chairman

Address:	575 High Street #201
Palo Alto, CA 94301

Facsimile:	650-688-0815

Baker Brothers Life Sciences, L.P.

By: Baker Bros. Advisors, LLC
Its: Management company and investment adviser, pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner

By:	/s/ Scott Lessing Scott Lessing President

Address:

Baker Brothers Investments

667 Madison Avenue, 21st Floor

New York, NY 10065

Fax: (212) 339-5688

14159, L.P.

By: Baker Bros. Advisors, LLC
Its: Management company and investment adviser, pursuant to authority granted to it by 14159 Capital, L.P., general partner to 145159, L.P., and not as the general partner

By:	/s/ Scott Lessing
Scott Lessing
President

Address:

Baker Brothers Investments

667 Madison Avenue, 21st Floor

New York, NY 10065

Fax: (212) 339-5688

667, L.P., (account #1)

By: Baker Bros. Advisors, LLC
Its: Management company and investment adviser, pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By:	/s/ Scott Lessing
Scott Lessing
President

Address:

Baker Brothers Investments

667 Madison Avenue, 21st Floor

New York, NY 10065

Fax: (212) 339-5688

667, L.P., (account #2)

By: Baker Bros. Advisors, LLC
Its: Management company and investment adviser, pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By:	/s/ Scott Lessing
Scott Lessing
President

Address:

Baker Brothers Investments

667 Madison Avenue, 21st Floor

New York, NY 10065

Fax: (212) 339-5688

Blackwell Partners, LLC

By:	/s/ David R. Shumate
Name:	David R. Shumate
Title:	Executive Vice President

Address:	DUMAC, Inc.
280 S. Mangum Street, Suite 210
Durham, NC 27701-3675

By:	/s/ Geoffrey D. Keegan
Name:	Geoffrey D. Keegan
Title:	Investment Manager

Address:	DUMAC, Inc.
280 S. Mangum Street, Suite 210
Durham, NC 27701-3675

RA Capital Healthcare Fund, LP

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

Address:	20 Park Plaza, Suite 1200
Boston, MA 02116

Facsimile:	617-778-2510

Three Arch Opportunity Fund, L.P.

By:	/s/ Richard Lin
Name:	Richard Lin
Title:	General Partner

Address:	3200 Alpine Road
Portola Valley, CA 94028
650-529-8000

Facsimile:	650-529-8039

/s/ Mahendra Shah
Mahendra Shah

Address:	849 Avery Drive
Mountain View, CA 94043

Facsimile:	650-688-0815

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Units	Shares	Warrants	Aggregate Purchase Price
Vivo Ventures Fund VII, L.P.	17,616,060	17,616,060	12,331,242	$8,808,030
Vivo Ventures VII Affiliates Fund, L.P.	383,940	383,940	268,758	$191,970
New Leaf Ventures II, L.P.	18,000,000	18,000,000	12,600,000	$9,000,000
APT, Inc.	8,800,000	8,800,000	6,160,000	$4,400,000
667, L.P. (Account #1)	253,800	253,800	177,660	$129,800
667, L.P. (Account #2)	195,600	195,600	136,920	$97,800
Baker Brothers Life Sciences, L.P.	5,421,000	5,421,000	3,794,700	$2,710,500
1459, L.P.	129,600	129,600	90,720	$64,800
Blackwell Partners, LLC	1,305,500	1,305,000	913,850	$652,750
RA Capital Healthcare Fund, LP	2,194,500	2,194,500	1,536,150	$1,097,250
Three Arch Opportunity Fund, L.P.	600,000	600,000	420,000	$300,000
Mahendra Shah	100,000	100,000	70,000	$50,000
Total	55,000,000	55,000,000	38,500,000	$27,500,000

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

FORM OF GOVERNANCE AGREEMENT

EXHIBIT E

LEGAL OPINION

EXHIBIT F

FORM OF CONSENT

EXHIBIT G

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

EXHIBIT H

FORM OF AMENDED AND RESTATED BYLAWS

Schedule 3.17

Piggy-Back Registration Rights

None

Schedule 3.32

Non-Plan Option Grants

1.	Pursuant to the terms of the Employment Letter Agreement, dated April 23, 2010, between Dr. Daniel P. Gold and the Company, Dr. Gold received (a) options to purchase 110,195 shares of common stock, granted on April 23, 2010, with an exercise price per share of $5.05, and (b) options to purchase 110,195 shares of common stock, granted on June 7, 2010, with an exercise price per share of $1.89.

2.	Pursuant to the terms of the Employment Letter Agreement, dated June 1, 2011, between Dr. Robert D. Mass and the Company, Dr. Mass received options to purchase 177,620 shares of common stock, granted on June 1, 2011, with an exercise price per share of $1.28.

Exhibit 10.2

GOVERNANCE AGREEMENT

This Governance Agreement (this “Agreement”), dated as of [            ], 2012, is made by and among MEI Pharma, Inc., a Delaware corporation, (the “Company”), and the Purchaser listed on Exhibit A hereto, together with its permitted transferees (the “Purchaser” )).

RECITALS

A. The Company, the Purchaser and certain other investors named therein have entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of November 4, 2012.

B. Following consummation of the transactions contemplated by the Securities Purchase Agreement, the Purchaser will own [    ] shares of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”).

C. The parties wish to provide for certain governance arrangements that are to take effect upon the closings of the transactions contemplated by the Securities Purchase Agreement.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

1.2 “Agreement” has the meaning set forth in the preamble.

1.3 “Beneficially Own” shall have the meaning set forth in Section 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and “Beneficial Ownership” has a correlative meaning.

1.4 “Board” means the Board of Directors of the Company.

1.5 “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

1.6 “Change in Control” has the meaning set forth in Section 3.2.

1.7 “Charter Amendment” means the amendment to the Company’s certificate of incorporation pursuant to Section 5.8 of the Securities Purchase Agreement.

1.8 “Common Stock” has the meaning set forth in the Recitals.

1.9 “Company” has the meaning set forth in the preamble.

1.10 “DGCL” means the General Corporation Law of the State of Delaware.

1.11 “Director” means a member of the Board.

1.12 “Effective Date” means the date of the closing of the transactions contemplated by the Securities Purchase Agreement.

1.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.14 “Independent Director” means a Director that meets the requirements for independence under the NASDAQ Listing Rules and who is not a Purchaser Designee.

1.15 “Management Director” has the meaning set forth in Section 2.1.

1.16 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

1.17 “Purchaser” has the meaning set forth in the preamble.

1.18 “Purchaser Nominee” has the meaning set forth in Section 2.2.

1.19 “SEC” means the United States Securities and Exchange Commission.

1.20 “Securities Purchase Agreement” has the meaning set forth in the Recitals.

1.21 “Significant Investor” has the meaning set forth in Section 2.1.

1.22 “Significant Investor Nominee” has the meaning set forth in Section 2.2.

ARTICLE 2

CORPORATE GOVERNANCE

ARTICLE 2

2.1 Board Composition Following the Effective Date.

(a) On the Effective Date, the size of the Board shall be increased from six members to seven members, and the Board shall consist of the Chief Executive Officer of the Company or, if there is none, the most senior executive officer of the Company (the “Management Director”), five persons serving as Directors prior to the Effective Date, each of whom qualifies as an Independent Director under the NASDAQ Listing Rules, and up to one additional Independent Director who shall have been proposed by the Purchaser or a Significant Investor (as defined below) and, if proposed by the Purchaser, selected by the Nominating Committee in accordance with the procedures set forth in Section 2.3 below.

(b) From and after the Effective Date, and for so long as the Purchaser Beneficially Owns Common Stock constituting not less than 10% of the Common Stock, the Purchaser shall have the right from time to time to propose a candidate for election to the Board as an Independent Director for consideration by the Nominating Committee as set forth in Section 2.3 below. The Purchaser acknowledges that the Company has given such right to each other investor party to the Securities Purchase Agreement who then Beneficially Owns Common Stock constituting not less than 10% of the Common Stock (each, a “Significant Investor”),

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2.2 Chairman; Committees. From and after the Effective Date, the Company shall use its best efforts to cause the Board of Directors to elect, to the greatest extent possible, and subject to compliance with applicable laws, rules or regulations, including the NASDAQ Listing Rules, either an Independent Director proposed by the Purchaser in accordance with Section 2.3 then serving on the Board (a “Purchaser Nominee”) or an Independent Director proposed by a Significant Investor (a “Significant Investor Nominee”) then serving on the Board to be Chairman of the Board and to cause the Board to appoint at least one of (A) a Purchaser Nominee or (B) or a Significant Investor Nominee, in each case then serving on the Board, to serve on each standing and special committee of the Board.

2.3 Nomination Process. For so long as the Purchaser is entitled to propose a Purchaser Nominee pursuant to this Agreement, and subject to compliance with applicable laws, rules or regulations, including the NASDAQ Listing Rules, in connection with each annual meeting of the Company’s stockholders following the approval of the Charter Amendment or at such other time as the Purchaser may propose in accordance with Section 2.1(b), the Company shall use its best efforts to cause the Nominating Committee, or the Board if there is no Nominating Committee, to follow the following director nomination procedures:

(a) The Purchaser shall propose for nomination by the Nominating Committee an individual for consideration by the Nominating Committee pursuant to Section 2.1(b);

(b) In connection with the election of directors at the annual meeting of stockholders, the Company shall use its best efforts to cause the Nominating Committee or the Board, as applicable,, after consideration of the experience, stature and character of any Purchaser Nominee proposed pursuant to Section 2.3(a), to nominate the Purchaser Nominee for election to the Board by the stockholders of the Company at the annual meeting of stockholders. In the event that the Purchaser proposes an individual for election to the Board not in connection with the annual meeting of stockholders, the Company shall use its best efforts to cause the Nominating Committee, after consideration of the experience, stature and character of any Purchaser Nominee proposed pursuant to Section 2.3(a) to recommend such person to the Board for election to the Board as an Independent Director and the Board to elect such person.

(c) If the Nominating Committee determines that any Purchaser Nominee does not possess the requisite experience, stature and character for nomination for election to the Board, the Nominating Committee shall promptly notify the Purchaser of such determination and the Purchaser will be entitled to propose an additional individual for consideration in accordance with Section 2.1; provided, that nothing in this Section 2.3(c) shall require the Nominating Committee to nominate for election to the Board any Purchaser Nominee or the Board to elect such person, regardless of whether the Nominating Committee determines that such Purchaser Nominee possesses the requisite experience, stature and character for service on the Board.

2.4 Solicitation and Voting of Shares. The Company shall use its best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the nominees designated in accordance with Section 2.3.

2.5 Charter; Bylaws. The Company shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s certificate of incorporation, bylaws and any other governance documents are not at any time inconsistent with the provisions of this Agreement.

2.6 Change in Law. In the event any law, rule or regulation comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.

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ARTICLE 3

GOVERNING LAW; MISCELLANEOUS

ARTICLE 3

3.1 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

3.2 Termination. This Agreement shall terminate with respect to all parties at the earliest of (i) such time as the Purchaser and its Affiliates Beneficially Own Common Stock constituting 100% of the Common Stock, (ii) such time as the Purchaser and its Affiliates Beneficially Own Common Stock constituting less than 10% of the Common Stock, or (iii) the effective time of a Change in Control (other than any Change in Control resulting from the transactions contemplated by the Securities Purchase Agreement). “Change in Control” means, with respect to (A) the Company, any transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) following which continuing stockholders of the Company hold less than 50% of the outstanding voting securities of either the Company, the entity surviving such transaction or any direct or indirect parent entity of such continuing or surviving entity or (B) the sale, lease, license, transfer or other disposal of all or substantially all of the business or assets of the Company (provided, however, that the sale, license or transfer to another party, in the ordinary course of business, of any Company asset (regardless of its value or what portion of the Company’s business or assets it may represent) over which the Purchaser has no contractual rights in shall not be considered a Change in Control transaction).

3.3 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

3.4 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

3.5 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

3.6 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto and any letter agreements requested by the Purchaser and executed by the Company with reference to this Agreement) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 3.6 shall be binding upon such party.

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3.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	MEI Pharma, Inc.
11975 El Camino Real, Suite 101
San Diego, CA 92130
Attn: Secretary
Fax: 858-792-5406

With a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attn: Steven A. Navarro, Esq.
Fax: 212-309-6001

If to the Purchaser: To the address set forth immediately below the Purchaser’s name on the signature pages hereto. Each party will provide ten days’ advance written notice to the other parties of any change in its address.

3.8 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, and the Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

3.9 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

3.10 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.11 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.12 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchaser. The Company therefore agrees that the Purchaser is entitled to seek temporary and permanent injunctive relief in any such case. The Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. The Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

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IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

MEI PHARMA, INC.

By:

Name:

Title:

Signature Page to Governance Agreement

Name of Purchaser:

By:

Name:

Title:

Address:

Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of [            ], 2012, is made by and among (i) MEI Pharma, Inc., a Delaware corporation (the “Company”), (ii) the parties listed on Exhibit A hereto, (each, an “Initial Holder” and collectively, the “Initial Holders”), and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 5.3 hereof (collectively, the “Holder Permitted Transferees,” and each individually, a “Holder Permitted Transferee”).

RECITALS

A. Pursuant to the terms and conditions set forth in that certain Securities Purchase Agreement, dated as of November 4, 2012, between the Company and the Initial Holders (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Initial Holders an aggregate of 50,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”), and warrants (the “Warrants”) exercisable for the purchase of an aggregate of 35,000,000 shares of Common Stock (the “Warrant Shares”) in accordance with the terms of the Warrants.

B. The terms of the Securities Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Initial Holders to execute and deliver this Agreement.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Holders (severally and not jointly) agree as follows:

ARTICLE 1 DEFINITIONS

1.1 “Additional Registration Statement” has the meaning set forth in Section 2.2(b).

1.2 “Additional Registration Statement Effectiveness Deadline” has the meaning set forth in Section 2.2(b).

1.3 “Agreement” has the meaning set forth in the preamble.

1.4 “Securities Purchase Agreement” has the meaning set forth in the Recitals.

1.5 “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

1.6 “Closing Date” has the meaning set forth in the Securities Purchase Agreement.

1.7 “Company” has the meaning set forth in the preamble.

1.8 “Common Stock” has the meaning set forth in the Recitals.

1.9 “Cut Back Shares” has the meaning set forth in Section 2.2(a).

1.10 “Delay Liquidated Damages” has the meaning set forth in Section 2.3(a).

1.11	“effective” and “effectiveness” refers to a Registration Statement that has been declared effective by the SEC and is available for the resale of the Registrable Shares required to be covered thereby.

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1.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.13 “Effectiveness Deadline” has the meaning set forth in Section 2.1.

1.14 “Filing Deadline” has the meaning set forth in Section 2.1.

1.15 “Holder Indemnified Person” has the meaning set forth in Section 4.1.

1.16 “Holder Permitted Transferee” and “Holder Permitted Transferees” have the meanings set forth in the preamble.

1.17 “Holders” means, collectively, the Initial Holders and the Holder Permitted Transferees; provided, however, that the term “Holders” shall not include the Initial Holders or any of the Holder Permitted Transferees if such Holder ceases to own or hold any Registrable Shares.

1.18 “Initial Holders” has the meaning set forth in the preamble.

1.19 “Initial Registration Statement” has the meaning set forth in Section 2.1.

1.20 “Loss” has the meaning set forth in Section 4.1.

1.21 “Maintenance Liquidated Damages” has the meaning set forth in Section 2.3(b).

1.22 “Mandatory Registration Termination Date” has the meaning set forth in Section 2.1(b).

1.23 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

1.24 “Qualifying Holder” has the meaning set forth in Section 5.3.

1.25 “Registrable Shares” means (i) the Shares, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, and (iii) any capital stock of the Company issued or issuable with respect to the Shares or the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, and excluding any such Registrable Shares sold by a Holder (x) in a transaction in which his, her or its rights under Article 2 are not assigned, (y) pursuant to a registration statement under the Securities Act, or (z) in a transaction in which such Registrable Shares are sold pursuant to Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

1.26 “Registration Statements” means, collectively, the Initial Registration Statement and any Additional Registration Statement.

1.27 “Requisite Holders” means, at the relevant time of reference thereto, those Holders holding more than 60% of the Registrable Shares held by all of the Holders.

1.28 “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

1.29 “SEC” means the United States Securities and Exchange Commission.

1.30 “SEC Restrictions” has the meaning set forth in Section 2.3(a).

1.31 “Securities Act” means the Securities Act of 1933, as amended.

1.32 “Suspension Period” has the meaning set forth in Section 5.2.

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ARTICLE 2 REGISTRATION

2.1 Mandatory Registration.

(a) Within thirty (30) calendar days after the Closing Date (the “Filing Deadline”), the Company will prepare and file with the SEC a registration statement on Form S-3, or any other available form if the Company is not eligible to use Form S-3, covering the resale by the Holders of the Registrable Shares in an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Initial Registration Statement”). The Company agrees to use commercially reasonable efforts to cause the Initial Registration Statement to become effective as soon as practicable, but in no event later than sixty (60) days following the date on which the Initial Registration Statement is filed (the “Effectiveness Deadline”); provided, however, that if the Initial Registration Statement is reviewed by the SEC and the SEC provides written comments, the Effectiveness Deadline shall be extended to ninety (90) days following such filing date. If the Company receives written comments from the SEC, it shall provide the Holders a copy of the comments within one Business Day of the Company’s receipt thereof.

(b) The Company will use commercially reasonable efforts to keep the Registration Statements effective until the five-year anniversary of the Closing Date (“Mandatory Registration Termination Date”). Thereafter, the Company shall be entitled to withdraw the Registration Statements and the Holders shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statements (or any prospectus relating thereto). The offer and sale of the Registrable Shares pursuant to the Registration Statements shall not be underwritten.

2.2 Cut Backs.

(a) If at any time the SEC takes the position that the offering of some or all of the Registrable Shares in the Initial Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter”, the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter”. The Holders subject to such SEC position shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which such Holders’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2.2(a), the SEC refuses to alter its position, the Company shall (A) remove from the Initial Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (B) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder, and provided further, that any cut-back imposed on the Holders pursuant to this Section 2.2(a)(i) shall be allocated among the Holders on a pro rata basis based on the number of Registrable Shares held by each Holder at the time such Registration Statement is filed, unless the SEC Restrictions otherwise require or provide. If any cut-back is so imposed on the Holders, each Holder shall have the right to determine the number and type of Registrable Shares to be covered by the Initial Registration Statement (up to an aggregate number of Registrable Shares equal to such Holder’s pro rata share of the total number of Registrable Shares permitted to be covered by such Initial Registration Statement) by written notice to the Company.

(b) In the event the Company is required to remove from the Initial Registration Statement any Cut Back Shares, the Company shall file an additional registration statement covering such Cut Back Shares (the “Additional Registration Statement”), as soon as practicable thereafter, but in no event, unless permitted by the SEC, earlier than the later of (i) the date which is sixty (60) days after the date substantially all of the Registrable Shares registered under the Initial Registration Statement have been sold and (ii) the date six (6) months from the effective date of the Initial Registration Statement. The Company will use its commercially reasonable efforts to cause each Additional Registration Statement to become effective as soon as practicable but in no event later than sixty (60) days following the date on which the Additional Registration Statement is filed (the “Additional

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Registration Statement Effectiveness Deadline”); provided, however, that if the Additional Registration Statement is reviewed by the SEC and the SEC provides written comments, the Additional Registration Statement Effectiveness Deadline shall be extended to ninety (90) days following such filing date. If the Company receives written comments from the SEC, it shall provide the Holders a copy of the comments within one Business Day of the Company’s receipt thereof. To the extent the staff of the SEC does not permit all of the unregistered Cut Back Shares to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Cut Back Shares until all the Registrable Shares have been registered with the SEC. If the Cut Back Shares that any Holder seeks to register on an Additional Registration Statement consists of a combination of the types of Registrable Shares in clauses (i), (ii) or (iii) of the definition thereof and the staff of the SEC does not permit all of the unregistered Cut Back Shares to be registered on such Additional Registration Statement, such Holder shall have the right to determine the number and type of Cut Back Shares to be covered by such Additional Registration Statement (up to an aggregate number of Cut Back Shares equal to such Holder’s pro rata share of the total number of Cut Back Shares permitted to be covered by such Additional Registration Statement) by written notice to the Company. If at any time the SEC takes the position that the offering of some or all of the Registrable Shares in the Additional Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter”, the provisions of Section 2.2(a) shall apply mutatis mutandis.

2.3 Effect of Failure to File and Obtain and Maintain Effectiveness.

(a) If (i) the Initial Registration Statement covering the Registrable Shares is not filed with the SEC on or prior to the Filing Deadline, (ii) the Initial Registration Statement is not declared effective by the Effectiveness Deadline, or (iii) an Additional Registration Statement is not declared effective by the Additional Registration Statement Effectiveness Deadline, the Company will make payments to each Holder, as liquidated damages and not as a penalty, in an amount equal to one percent (1%) of the sum of (A) the purchase price of the Shares purchased by such Holder and (B) the exercise price paid for any Warrant Shares held by such Holder for each 30-day period (or pro rata for any portion thereof) following the Filing Deadline for which no Initial Registration Statement is filed, following the Effectiveness Deadline by which such Registration Statement is not declared effective, or following the Additional Registration Statement Effectiveness Deadline by which such Additional Registration Statement is not declared effective, as applicable, with respect to such Registrable Shares, in each case, subject to an aggregate liquidated damages amount of 8% (the “Delay Liquidated Damages”). Any amounts payable as Delay Liquidated Damages shall be paid monthly within five (5) Business Days of the last day of each 30-day period following the Filing Deadline or Effectiveness Deadline, as applicable. Such payments shall be made in cash and shall constitute the Holders’ exclusive monetary remedy for such events.

(b) If, at any time after the effectiveness of a Registration Statement, (i) sales cannot be made under such Registration Statement due to (A) the failure of the Company to maintain the effectiveness of such Registration Statement (other than the imposition by the Company of a permissible Suspension Period) (B) a stop order being imposed or (C) failure to keep the Registration Statement updated, or (ii) the Common Stock is not listed or included for quotation on the NASDAQ Capital Market or other national securities exchange, in each case for a period of 10 consecutive days, or thirty (30) calendar days in the aggregate during any twelve-month period, the Company shall pay to each Holder, as liquidated damages and not as a penalty, one percent (1%) of the purchase price of the Shares purchased by such Holder for each 30-day period (or pro rata for any portion thereof) following the event described in the foregoing clauses (i) or (ii), subject to an aggregate liquidated damages amount of 8% (the “Maintenance Liquidated Damages”). Any amounts payable as Maintenance Liquidated Damages shall be paid within five (5) Business Days of the last day of each such 30-day period. Such payments shall be made in cash and shall constitute the Holders’ exclusive monetary remedy for such events.

(c) Notwithstanding anything to the contrary in this Section 2.3, any limitation on the number of Registrable Shares that may be registered pursuant to applicable law, rules or regulations shall not subject the Company to any obligation to pay Delay Liquidated Damages or Maintenance Liquidated Damages with respect to Cut Back Shares.

2.4 Filings, Etc. The Company shall prepare and file the Initial Registration Statement and the Additional Registration Statements as required pursuant to Sections 2.1 and 2.2 hereof, and shall use commercially

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reasonable efforts to have the Initial Registration Statement declared effective by the Effectiveness Deadline. The Company shall notify the Holders by facsimile or e-mail (as provided by Holders) as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Holders with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

2.5 Underwriting.

(a) If a Holder intends to distribute the Registrable Shares by means of an underwriting, the Holder shall so advise the Company by giving written notice (the “Underwriting Notice”) then the Company shall, within three (3) days of the receipt thereof, give written notice (the “Holders’ Notice”) to all Holders other than the initiating Holder. Each Holder proposing to distribute their securities through such underwriting shall enter into, and perform its obligations under, an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to Holders holding at least 60% of the Registrable Shares participating in such underwritten offering).

(b) Notwithstanding any other provision of this Article II, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Shares), then the Company shall so advise all Holders of Registrable Shares that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Shares on a pro rata basis (as nearly as practicable) based on the number of Registrable Shares held by all such Holders.

(c) The Company agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and to use commercially reasonable efforts to furnish, at the request of any Holder requesting an underwritten offering pursuant to this Section 2.5, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with an underwritten offering pursuant to this Section 2.5, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such underwritten offering, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters. In addition, the Company shall make available for inspection by (i) the underwriter, (ii) legal counsel to the underwriters and (iii) one firm of accountants or other agents retained by the underwriters (collectively, the “Underwriter Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Underwriter Inspector, and cause the Company’s officers, directors and employees to supply all information which any Underwriter Inspector may reasonably request; provided, however, that each Underwriter Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the underwriters) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the underwriters are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the disclosure of such Records is required by law (provided that the Underwriter Inspector shall have taken reasonable actions to avoid and/or minimize such disclosure), or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. The underwriters shall agree to, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company to the extent practicable and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any underwriters) shall be deemed to limit the underwriters’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(d) All expenses other than underwriting discounts and commissions incurred in connection with an underwritten offering pursuant to this Section 2.5, including, without limitation, all registration, filing and qualification fees (including “blue sky” fees), printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company.

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ARTICLE 3 OBLIGATIONS OF THE COMPANY

3.1 Obligations of the Company. In connection with the Company’s obligations under Sections 2.1 and 2.2 hereof to file and have declared effective the Registration Statements with the SEC, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC such amendments and supplements to the Registration Statements and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Registration Statements and to keep the Registration Statement effective;

(b) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 3.1(a) above) as the Holders may reasonably request in order to facilitate the disposition of such Holders’ Registrable Shares;

(c) Notify the Holders, at any time when a prospectus relating to a Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice to each Holder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; upon such notification by the Company, the Holders will not offer or sell Registrable Shares until the Company has notified the Holders that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the Holders (it being understood and agreed by the Company that the foregoing clause shall in no way diminish or otherwise impair the Company’s obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 3.1(c) and deliver copies of same as above provided in Section 3.1(b) hereof);

(d) Promptly respond to any and all comments received from the SEC, with a view towards causing the Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, and, subject to the Company’s obligation to promptly prepare a prospectus amendment or supplement as provided in Section 3.1(a), file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(e) Use commercially reasonable efforts to register and qualify the Registrable Shares covered by the Registration Statements under such other securities or “blue sky” laws of such states where such registration and/or qualification is required as shall be reasonably requested by a Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Shares shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Shares be borne by the Holders, then the Holders shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses;

(f) Subject to the terms and conditions of this Agreement, use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction in the United States, and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Shares of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose;

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(g) Permit a single firm of counsel designated by the Holders to review the Registration Statements and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), at the Company’s expense, a reasonable period of time prior to their filing with the SEC and use commercially reasonable efforts to reflect in such documents any comments as such counsel may reasonably propose and will not request acceleration of such Registration Statement without prior notice to such counsel;

(h) Use commercially reasonable efforts to cause all the Registrable Shares covered by the Registration Statements to be listed on the NASDAQ Capital Market, or such other securities exchange on which the Company’s common stock is then listed; and

(i) Comply with all requirements of the Financial Industry Regulatory Authority, Inc. with regard to the issuance of the Registrable Shares and the listing thereof on the NASDAQ Capital Market.

(j) If any Holder is required under applicable securities laws to be described in any Registration Statement as an underwriter or a Holder believes that it could reasonably be deemed to be an underwriter of Registrable Securities, at the reasonable request of such Holder, the Company shall furnish to such Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holder, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holder.

(k) If any Holder is required under applicable securities laws to be described in any Registration Statement as an underwriter or a Holder believes that it could reasonably be deemed to be an underwriter of Registrable Securities, the Company shall make available for inspection by (i) such Holder, (ii) legal counsel to such Holder and (iii) one firm of accountants or other agents retained by the Holders (collectively, the “Inspectors”), all Records, as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to a Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Holders are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the disclosure of such Records is required by law (provided that the Inspector shall have taken reasonable actions to avoid and/or minimize such disclosure), or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company to the extent practicable and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Holder) shall be deemed to limit the Holders’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(l) The Company shall not file any other registration statements until, or grant registration rights to any Person that can be exercised prior to the time that, the Initial Registration Statement is declared effective by the SEC, provided that this Section 3.1(l) shall not prohibit the Company from filing amendments (pre-effective and post-effective) to registration statements filed prior to the date of this Agreement. Neither the Company nor any of its Subsidiaries, on or after the date of this Agreement, shall enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Initial Holders in this Agreement or otherwise conflicts with the provisions hereof; provided that the Company may grant registration rights to any Person if permitted by the preceding sentence.

3.2 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement. Each Holder shall promptly notify the Company of any changes in the information furnished to the Company.

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3.3 Expenses of Registration. The Company will pay all expenses associated with the Registration Statements, including filing and printing fees, fees of counsel for the Company, the reasonable fees and disbursements of one counsel to the selling Holders, if requested, and accounting fees and expenses, costs associated with clearing the Registrable Shares for sale under applicable state securities laws, listing fees, and the Holders’ reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Shares being sold.

3.4 Delay of Registration. The Holders shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement. In the event such a delay occurs, the dates by which the Initial Registration Statement is required to be filed and become effective pursuant to this Agreement shall be extended by the same number of days of such delay.

ARTICLE 4 INDEMNIFICATION

4.1 Indemnification by the Company. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Shares are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Shares pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 4.3, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 4.1: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Shares by the Holders pursuant to Section 6.7.

4.2 Indemnification by the Holders. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to

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the same extent and in the same manner as is set forth in Section 4.1, the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 4.3, such Holder shall reimburse the Indemnified Party for any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 4.2 and the agreement with respect to contribution contained in Section 4.4 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Holder shall be liable under this Section 4.2 for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Shares pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Shares by the Holders pursuant to Section 5.3.

4.3 Indemnification Procedures. Promptly after receipt by an Indemnified Person or Indemnified Party under this Article 4 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party, as the case may be, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Holders holding at least a majority in interest of the Registrable Shares included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 4, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Article 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

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4.4 Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article 4 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Shares which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Shares who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Shares pursuant to such Registration Statement.

4.5 Survival of Indemnification Provisions. The obligations of the Company and Holders under this Section 4 shall survive the completion of any offering of Registrable Shares in a registration statement under Section 2, and otherwise.

ARTICLE 5 ADDITIONAL AGREEMENTS

5.1 Reports Under The Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Registrable Shares to the public without registration until the Mandatory Registration Termination Date, the Company agrees to use commercially reasonable efforts: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, (iii) as long as any Holder owns any Registrable Shares, to furnish in writing upon such Holder’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and (iv) to furnish such other information as may be reasonably requested to permit the Holders to sell Registrable Shares pursuant to Rule 144 without registration.

5.2 Suspension. Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made the good faith determination (i) that continued use by the Holders of a Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act, premature disclosure in such Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the Holders of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the Holders to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for a period (the “Suspension Period”) of not more than forty-five (45) days after delivery by the Company of the certificate referred to above in this Section 5.2; provided that the Company shall be entitled to no more than one (1) such Suspension Periods during any twelve (12) month period. During the Suspension Period, none of the Holders shall offer or sell any Registrable Shares pursuant to or in reliance upon the Registration Statements (or the prospectus relating thereto). The Company shall use commercially reasonable efforts to terminate any Suspension Period as promptly as practicable.

5.3 Transfer of Registration Rights. Each Holder may assign its respective rights under this Agreement in the manner and to the persons as permitted under the Securities Purchase Agreement; provided that in each case such Person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit B hereto. After any transfer in accordance with this Section 5.3, the rights and obligations of a Holder as to any transferred Registrable Shares shall be the rights and obligations of the transferee holding such Registrable Shares.

5.4 Confidentiality of Records. Each Holder agrees not to disclose any material non-public information provided by the Company in connection with a registration (including, without limitation, the contemplated filing and timing of filing of a Registration Statement) unless (i) disclosure of such information is

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necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the disclosure of such information is required by law in which case the Holder shall provide the Company with prior written notice of such disclosure to the extent practicable and shall use reasonable efforts to avoid or minimize such disclosure, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement.

ARTICLE 6 GOVERNING LAW; MISCELLANEOUS

6.1 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

6.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

6.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

6.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

6.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto and, with respect to any Holder, any letter agreements requested by such Holder and executed by the Company with reference to this Agreement) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the Requisite Holders. Any amendment or waiver by a party effected in accordance with this Section 6.5 shall be binding upon such party, including with respect to any Securities purchased under this Agreement at the time outstanding and held by such party (including securities into which such Securities are convertible and for which such Securities are exercisable) and each future holder of all such securities.

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6.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	MEI Pharma, Inc.
11975 El Camino Real, Suite 101
San Diego, CA 92130
Attn: Secretary
Fax: 858-792-5406

With a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attn: Steven A. Navarro, Esq.
Fax: 212-309-6001

If to a Holder: To the address set forth immediately below such Holder’s name on the signature pages hereto. Each party will provide ten days’ advance written notice to the other parties of any change in its address.

6.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Requisite Holders. The rights under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of such Holder’s Registrable Shares if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

6.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and the Placement Agents, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.11 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Holders. The Company therefore agrees that the Holders are entitled to seek temporary and permanent injunctive relief in any such case. Each Holder also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Holder therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

6.12 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein and no action taken by any Holder pursuant thereto shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way

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acting in concert or as a group, or are deemed affiliates with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

6.13 Exculpation. Each Holder acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Holder agrees that no other Holder nor the respective controlling persons, officers, directors, partners, agents or employees of any other Holder shall be liable to any other Holder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned Holders and the Company have caused this Agreement to be duly executed as of the date first above written.

MEI PHARMA, INC.

By:

Name:

Title:

Signature Page to Registration Rights Agreement

New Leaf Ventures II, L.P.

By:	New Leaf Venture Associates II, L.P.
Its:	General Partner

	By:	New Leaf Venture Management II, L.L.C.
	Its:	General Partner

By:
Srinivas Akkaraju
Managing Director

Address:

Facsimile:

Signature Page to Registration Rights Agreement

Vivo Ventures Fund VII, L.P.

By:	Vivo Ventures VII, LLC
Its:	General Partner

By:
Albert Cha
Managing Member

Address:

Facsimile:

Vivo Ventures VII Affiliates Fund, L.P.

By:	Vivo Ventures VII, LLC
Its:	General Partner

By:
Albert Cha
Managing Member

Address:

Facsimile:

Signature Page to Registration Rights Agreement

667, L.P., (account #1)

By:	Baker Bros. Advisors, LLC
Its: Management company and investment adviser, pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By:
Scott Lessing
President

Address:

Facsimile:

667, L.P., (account #2)

By:	Baker Bros. Advisors, LLC
Its: Management company and investment adviser, pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By:
Scott Lessing
President

Address:

Facsimile:

Signature Page to Registration Rights Agreement

Baker Brothers Life Sciences, L.P.

By:	Baker Bros. Advisors, LLC
Its: Management company and investment adviser, pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner

By:
Scott Lessing
President

Address:

Facsimile:

14159, L.P.

By:	Baker Bros. Advisors, LLC
Its: Management company and investment adviser, pursuant to authority granted to it by 14159 Capital, L.P., general partner to 145159, L.P., and not as the general partner

By:
Scott Lessing
President

Address:

Facsimile:

Signature Page to Registration Rights Agreement

Name of Holder:

By:

Name:

Title:

Address:

Signature Page to Registration Rights Agreement

EXHIBIT A

SCHEDULE OF INITIAL HOLDERS

EXHIBIT B

Instrument of Adherence

Reference is hereby made to that certain Registration Rights Agreement, dated as of [            ], 2012, among MEI Pharma, Inc., a Delaware corporation (the “Company”), the Holder and the Holder Permitted Transferees, as amended and in effect from time to time (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

The undersigned, in order to become the owner or holder of [    ] shares of the Company’s Common Stock, par value $0.00000002 per share or warrants to purchase      shares of the Company’s Common Stock, par value $0.00000002 per share, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of a Holder Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Holder Permitted Transferees. The notice information for purposes of the Registration Rights Agreement is provided below. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

Executed as of the date set forth below under the laws of Delaware.

By:

Name:

Title:

Date:

Address for notice:

Accepted:

MEI PHARMA, INC.

By:

Name:

Title:

Date:

[SIGNATURE PAGE TO INSTRUMENT OF ADHERENCE]

Exhibit 99.1

Contact: Pete De Spain Sr. Director, Investor Relations & Corporate Communications (858) 792-3729 pdespain@meipharma.com

MEI PHARMA ANNOUNCES $27.5 MILLION PRIVATE PLACEMENT

Financing Led by New Institutional Investors Vivo Ventures and New Leaf Venture Partners

San Diego – November 5, 2012 – MEI Pharma, Inc. (Nasdaq: MEIP), an oncology company focused on the clinical development of novel therapies for cancer, announced today that it has obtained commitments to purchase $27.5 million of its common stock and warrants in a private placement.

The financing was led by new investors Vivo Ventures and New Leaf Venture Partners with participation from additional institutional investors, including RA Capital Management and Three Arch Opportunity Fund, among others.

“We and Vivo Ventures are excited to have had the opportunity to build a high-quality syndicate of long-term investors that allows MEI Pharma to aggressively pursue development of Pracinostat,” said Srini Akkaraju, M.D., Ph.D., Managing Director at New Leaf Venture Partners. “We are particularly encouraged by Pracinostat’s evidence of clinical activity in hematologic malignancies with large unmet medical needs, such as myelodysplastic syndrome and acute myeloid leukemia.”

“We believe that Pracinostat has the potential to become a best-in-class compound and that MEI Pharma’s management team is equipped with the drug development expertise to secure marketing approval and realize its significant market potential,” said Albert Cha, M.D., Ph.D., Managing Partner at Vivo Ventures.

MEI Pharma has entered into a securities purchase agreement with the investors pursuant to which the Company will sell units consisting of an aggregate of 55,000,000 shares of its common stock and warrants to purchase up to 38,500,000 additional shares of common stock. Each unit, consisting of one share of common stock and a warrant to purchase 0.7 of a share of common stock, will be sold for a purchase price of $0.50. The warrants will be exercisable at $0.52 per share. Upon closing of the transaction, the warrants will be immediately exercisable and will expire five years from the date of issuance.

MEI Pharma intends to use the net proceeds from the private placement primarily to advance the clinical development of Pracinostat, an oral histone deacetylase (HDAC) inhibitor acquired by the Company in August 2012, and its isoflavone-based drug candidates.

“We are very pleased with the success of this capital raise and the expression of confidence from such high-quality healthcare investors such as Vivo Ventures and New Leaf Venture Partners,” said Daniel P. Gold, Ph.D., President and Chief Executive Officer of MEI Pharma. “We believe that this financing will enable us to execute the optimal clinical development and marketing approval strategy for Pracinostat, as well as continue the development of our earlier stage drug candidates.”

Stifel Nicolaus Weisel acted as the sole placement agent for the offering. ROTH Capital Partners and Trout Capital served as advisors to the Company.

The private placement is subject to customary closing conditions and is expected to close in December 2012.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of MEI Pharma, Inc. nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The units, shares and warrants offered in the private placement and the shares issuable upon the exercise of the warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (SEC) or through an applicable exemption from SEC registration requirements. The units, shares of common stock and warrants were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the common stock purchased by the investors, as well as the common stock issuable upon exercise of the warrants. Any offering of the Company’s securities under the resale registration statement will be made only by means of a prospectus.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a San Diego-based oncology company focused on the clinical development of novel therapies for cancer. The Company’s clinical development pipeline includes lead drug candidate Pracinostat, a potential best-in-class, oral histone deacetylase (HDAC) inhibitor. Pracinostat has been tested in more than 150 patients in multiple Phase I and exploratory Phase II clinical trials, including advanced hematologic malignancies such as myelodysplastic syndrome, acute myeloid leukemia and myelofibrosis. The Company expects to initiate a randomized Phase II trial of Pracinostat in combination with standard-of-care in at least one hematologic malignancy toward the middle of 2013. In addition, MEI Pharma is developing two drug candidates derived from its isoflavone-based technology platform, ME-143 and ME-344. Results from a Phase I trial of intravenous ME-143 in heavily treated patients with solid refractory tumors were presented at the American Society of Clinical Oncology Annual Meeting in June 2012. A Phase I clinical trial of intravenous ME-344 in patients with solid refractory tumors is ongoing. For more information, go to www.meipharma.com.

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.